    Ex 99.1 - Earnings Release

JETBLUE ANNOUNCES FOURTH QUARTER 2025 RESULTS
Progress on JetForward Delivered $305M of Incremental EBIT (1) in 2025
Operational Reliability and Customer Satisfaction Improved for Second Consecutive Year
Positioned for Significant Margin Improvement in 2026
NEW YORK (January 27, 2026) - JetBlue Airways Corporation (NASDAQ: JBLU) today reported its financial results for the fourth quarter of 2025.
"2025 marked a meaningful step forward for JetBlue," said Joanna Geraghty, JetBlue’s chief executive officer. "In the first full year of JetForward, we made measurable progress improving reliability, strengthening customer satisfaction, and advancing our strategic priorities, even amid a challenging operating environment. While macroeconomic uncertainty impeded our return to profitability in 2025, we have proof points JetForward is working and positioning us for improved financial performance in 2026. I want to thank our 23,000 crewmembers, your commitment to caring for our customers and each other, despite many unexpected challenges we faced throughout the year, is truly inspiring."
"We saw strong underlying demand during the quarter and I’m very encouraged this momentum has carried forward into early 2026. Additionally, I am optimistic the constructive macroeconomic environment and industry capacity backdrop entering the year will support continued improvement," said Marty St. George, JetBlue’s president. "We have many exciting initiatives rolling out this year, including executing critical implementation milestones for our Blue Sky collaboration with United, opening our Boston lounge and rolling out domestic first class."
JetForward Continues Driving Results, On-Track to Deliver $850 - $950 Million Target for 2027
JetForward delivered $305 million of incremental EBIT contribution in 2025, exceeding expectations for $290 million of incremental EBIT during the first full calendar year of the program. Performance across all four priority moves continues to drive results:
•Reliable & Caring Service
◦Improved all key reliability metrics year-over-year for the second consecutive year, with on-time departures improving nearly two points.
◦Net Promoter Score increased eight points year-over-year and 17 points over the past two years.
•Best East Coast Leisure Network
◦Continued progress executing and ramping capacity redeployments.
◦Strategic capacity additions in Fort Lauderdale performed better than expected, as we regained our position as the airport’s largest airline.
•Products & Perks Customers Value
◦Preferred seating and EvenMore® continued to outperform expectations.
◦Premium co-branded credit card sign-ups exceeded year one targets.
◦Opened JetBlue's first airport lounge, BlueHouse, at JFK's Terminal 5.
•A Secure Financial Future
◦Improved tools and utilization of AI to optimize planning, better manage disruptions and enable greater self-service.
◦Strengthened efficiencies on support center fixed costs.
◦Modernizing fuel processes, unlocking cost savings through technology, process and operational initiatives.
◦Strategically reduced 2026-2029 capital expenditures by ~$3 billion since 2023.
JetForward is targeting $310 million of additional incremental EBIT in 2026, which will keep JetBlue on track to deliver $850 to $950 million of incremental EBIT for 2027.

Fourth Quarter 2025 Financial Results and Highlights
•Capacity decreased by 1.6% year-over-year.
•Operating revenue of $2.2 billion for the fourth quarter of 2025, down 1.5% year-over-year.
•Operating revenue per available seat mile ("RASM") increased 0.2% year-over-year, better than guidance range of a decrease of 4.0% to flat, driven by underlying demand strength, coupled with loyalty, ancillaries, and other revenue exceeding expectations.
•Operating expense per available seat mile ("CASM") for the fourth quarter of 2025 increased 5.4% year-over-year.
•Operating expense per available seat mile, excluding fuel, other non-airline operating expenses, and special items ("CASM ex-Fuel") (2) for the fourth quarter of 2025 increased 6.7% year-over-year.
•Average fuel price in the fourth quarter of 2025 of $2.51 per gallon.
•Capital expenditures, including predelivery deposits, in the fourth quarter totaled $345 million.
•Ended the quarter with $2.5 billion of liquidity, or ~27% of trailing twelve-month revenue, excluding our $600 million revolving credit facility.
Full Year 2025 Financial Results
•Capacity decreased by 1.6% year-over-year.
•Operating revenue of $9.1 billion in 2025, down 2.3% year-over-year.
•Operating revenue per available seat mile ("RASM") decreased 0.7% year-over-year.
•Operating expense per available seat mile ("CASM") for 2025 decreased 3.8% year-over-year.
•Operating expense per available seat mile, excluding fuel, other non-airline operating expenses, and special items ("CASM ex-Fuel") (2) for 2025 increased 6.2% year-over-year versus our initial range from January 2025 of up 5 to 7%.
•Average fuel price in 2025 of $2.49 per gallon.
•Capital expenditures, including predelivery deposits, for the full year 2025 totaled $1.1 billion.
Full Year 2025 Commercial Highlights
•Announced Blue Sky collaboration with United Airlines, designed to accelerate JetForward.
•As part of Blue Sky, launched reciprocal loyalty accrual and redemption with United to increase the value of TrueBlue® points and bring more value to our TrueBlue® members.
•According to third-party business partner data, JetBlue's TrueBlue® program was the highest ranked airline loyalty program for customer satisfaction.
•Recognized as the top airline for first/business class customer satisfaction according to J.D. Power (3).
•Executed definitive agreements to sell our remaining Embraer E190 fleet as well as two Airbus A321neo XLR deliveries, a meaningful step in our fleet modernization and simplification plan.
•Announced our agreement with Amazon Leo to provide faster and more reliable connectivity to our on-board Wi-Fi, furthering our leadership in onboard connectivity. The roll-out is expected to begin in 2027.
•Sold assets from our JetBlue Technology Ventures subsidiary to SKY Leasing – a unique transaction that allows us to retain the up-side of the investment portfolio and other benefits, including continued access to cutting-edge companies, with greatly reduced costs.

Outlook
"In 2025, our team stayed focused on what we could control, adjusting capacity, managing costs, and continuing to execute JetForward despite a challenging backdrop,” said Ursula Hurley, JetBlue’s chief financial officer. "Delivering meaningful incremental JetForward EBIT while holding unit costs within our original expectations demonstrates the discipline we are building across the business."

First Quarter and Full Year 2026 Outlook	Estimated 1Q 2026	Estimated FY 2026
Available Seat Miles ("ASMs") Year-Over-Year	0.5% - 3.5%	2.5% - 4.5%
RASM Year-Over-Year	0.0% - 4.0%	2.0% - 5.0%
CASM Ex-Fuel (2) Year-Over-Year	3.5% - 5.5%	1.0% - 3.0%
Fuel Price per Gallon (4), (5)	$2.27 - $2.42	$2.17 - $2.37
Adjusted Operating Margin (2)	-	Breakeven or better
Interest Expense	-	~$580 million
Capital Expenditures (6)	~$200 million	~$900 million
Note: FY 2026 guidance assumes mid-single digit average aircraft on ground due to GTF engine issues. Guidance excludes the impact of Winter Storm Fern.
"As we look ahead, we are focused on translating this progress into improved profitability. We are returning to growth, our JetForward initiatives are ramping with more to come this year, and our cost growth is low - all supporting a path to breakeven or better operating profitability," said Ursula Hurley.
Earnings Call Details
JetBlue will conduct a conference call to discuss its quarterly earnings today, January 27, 2026 at 10:00 a.m. Eastern Time. A live broadcast of the conference call will also be available via the internet at http://investor.jetblue.com. The webcast replay and presentation materials will be archived on the company’s website.
For further details, see the fourth quarter 2025 Earnings Presentation available via the internet at http://investor.jetblue.com.
About JetBlue
JetBlue is New York's Hometown Airline®, and a leading carrier in Boston, Fort Lauderdale-Hollywood, Los Angeles, Orlando and San Juan. JetBlue, known for its low fares and great service, carries customers to more than 110 destinations throughout the United States, Latin America, the Caribbean, Canada and Europe. For more information and the best fares, visit jetblue.com.
Notes
(1)Management reviews the estimated amount of earnings before interest and taxes attributable to JetForward initiatives within a given period to evaluate progress against our financial and operational targets. Incremental EBIT reflects the estimated impact of strategic initiatives on profitability, such as partnerships, fleet optimization, network changes, and cost reduction programs.
(2)Non-GAAP financial measure; Note A provides a reconciliation of each non-GAAP financial measure used in this release to the most directly comparable GAAP financial measure and explains the reasons management believes that presentation of these non-GAAP financial measures provides useful information to investors regarding JetBlue's financial condition and results of operations. In addition, refer to Note A for further details on non-GAAP forward-looking information.
(3)J.D. Power 2025 North America Airline Satisfaction Study.
(4)Includes fuel taxes and other fuel fees.
(5)As of January 9, 2026, the first quarter fuel price estimate utilizes the forward Brent crude curve and the forward Brent crude to jet crack spread to calculate fuel price. The full year fuel price estimate utilizes the same methodology for the jet crack spread, and for crude utilizes a weighted combination of the forward Brent crude curve and consensus estimates.
(6)Capital expenditures exclude one Airbus A321neo XLR, which JetBlue has entered into an agreement to sell.

Forward-Looking Information
This Earnings Release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements other than statements of historical facts contained in this Release are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "expects," "plans," "intends," "anticipates," "indicates," "remains," "believes," "estimates," "forecast," "guidance," "outlook," "may," "will," "should," "seeks," "goals," "targets" or the negative of these terms or other similar expressions. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed, or assured. Forward-looking statements contained in this Earnings Release include, without limitation, statements regarding our outlook and future results of operations and financial position, including our expected return to profitability, any expected headwinds, our use of artificial intelligence, our aircraft fleet, our product offerings and loyalty initiatives, and our business strategy and plans and objectives for future operations, such as our JetForward initiatives and its Blue Sky component. Forward-looking statements involve risks, uncertainties and assumptions, and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many factors, including, without limitation, our extremely competitive industry; the risk associated with the execution of our strategic operating plans in the near-term and long-term; risks related to the long-term nature of our fleet order book; volatility in fuel prices and availability of fuel; increased maintenance costs associated with fleet age; costs associated with salaries, wages and benefits; risks associated with a potential material reduction in the rate of interchange reimbursement fees; risks associated with doing business internationally; our reliance on high daily aircraft utilization; our dependence on the New York metropolitan market; risks associated with extended interruptions or disruptions in service at our focus cities; risks associated with airport expenses; risks associated with seasonality and weather; our reliance on a limited number of suppliers for our aircraft, engines, and our Fly-Fi® product; risks related to new or increased tariffs, including those that impact commercial aircraft and related parts imported from outside the United States; the outcome of current or future legal proceedings or regulatory actions; risks associated with stockholder activism; risks associated with cybersecurity and privacy, including potential disruptions to our information technology systems or information security breaches; heightened regulatory requirements concerning data security compliance; risks associated with reliance on, and potential failure of, automated systems to operate our business; our inability to attract and retain qualified crewmembers; our being subject to potential unionization, work stoppages, slowdowns or increased labor costs; reputational and business risk from an accident or incident involving our aircraft; risks associated with damage to our reputation and the JetBlue brand name; our significant amount of fixed obligations and the ability to service such obligations; possible failure to comply with financial and other debt covenants included in the agreements governing our debt; financial risks associated with credit card processors; risks associated with seeking short-term additional financing liquidity; failure to realize the full value of intangible or long-lived assets, causing us to record impairments; limits on our ability to use certain tax attributes; risks associated with our development and use of AI-powered solutions; risks associated with disease outbreaks or environmental disasters affecting travel behavior; compliance with environmental laws and regulations, which may cause us to incur substantial costs; the impacts of federal budget constraints or federally imposed furloughs; impact of global climate change and legal, regulatory or market response to such change; increasing scrutiny of, and evolving expectations regarding, environmental matters; changes in government regulations in our industry; acts of war or terrorism; and changes in global economic conditions or an economic downturn leading to a continuing or accelerated decrease in demand for air travel. It is routine for our internal projections and expectations to change as the year or each quarter in the year progresses, and therefore it should be clearly understood that the internal projections, beliefs, and assumptions upon which we base our expectations may change prior to the end of each quarter or year.
Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. You should understand that many important factors, in addition to those discussed or incorporated by reference in this Earnings Release, could cause our results to differ materially from those expressed in the forward- looking statements. Further information concerning these and other factors is contained in JetBlue's filings with the U.S. Securities and Exchange Commission (the "SEC"), including but not limited to in our Annual Report on Form 10-K for the year ended December 31, 2024, as may be updated by our other SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2025, to be filed with the SEC. In light of these risks and uncertainties, the forward-looking events discussed in this Earnings Release might not occur. Our forward-looking statements speak only as of the date of this Earnings Release. Other than as required by law, we undertake no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

JETBLUE AIRWAYS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(unaudited)

	Three Months Ended December 31,				Twelve Months Ended December 31,
(percent changes based on unrounded numbers)	2025	2024	Percent Change		2025	2024	Percent Change
OPERATING REVENUES
Passenger	$2,053	$2,100	(2.2)		$8,336	$8,617	(3.3)
Other	191	177	7.6		726	662	9.6
Total operating revenues	2,244	2,277	(1.5)		9,062	9,279	(2.3)

OPERATING EXPENSES
Aircraft fuel	503	509	(1.1)		2,057	2,343	(12.2)
Salaries, wages and benefits	874	828	5.5		3,453	3,263	5.8
Landing fees and other rents	149	141	5.4		658	659	(0.1)
Depreciation and amortization	176	168	4.4		688	655	5.0
Aircraft rent	14	19	(22.9)		74	92	(19.1)
Sales and marketing	80	83	(3.2)		305	328	(7.0)
Maintenance, materials and repairs	193	185	4.1		791	628	26.0
Special items	1	1	44.8		30	591	(94.9)
Other operating expenses	354	326	8.6		1,374	1,404	(2.2)
Total operating expenses	2,344	2,260	3.7		9,430	9,963	(5.3)

OPERATING INCOME (LOSS)	(100)	17	NM (1)		(368)	(684)	(46.2)

Operating margin	(4.5)%	0.7%	(5.2)	pts.	(4.1)%	(7.4)%	3.3	pts.

OTHER INCOME (EXPENSE)
Interest expense	(147)	(150)	(2.5)		(588)	(365)	60.8
Interest income	26	44	(41.8)		127	111	14.4
Capitalized interest	1	3	(61.0)		9	15	(42.2)
Gain (loss) on investments, net	6	(1)	NM		18	(27)	NM
Gain on debt extinguishments	—	—	—		—	22	NM
Other	1	5	(78.7)		28	31	(8.2)
Total other expense	(113)	(99)	13.7		(406)	(213)	90.8

LOSS BEFORE INCOME TAXES	(213)	(82)	NM		(774)	(897)	(13.7)

Pre-tax margin	(9.5)%	(3.6)%	(5.9)	pts.	(8.5)%	(9.7)%	1.2	pts.

Income tax benefit	36	38	(4.3)		172	102	69.6

NET LOSS	$(177)	$(44)	NM		$(602)	$(795)	(24.3)

LOSS PER COMMON SHARE:
Basic	$(0.48)	$(0.13)			$(1.66)	$(2.30)
Diluted	$(0.48)	$(0.13)			$(1.66)	$(2.30)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	368.5	351.4			362.1	346.0
Diluted	368.5	351.4			362.1	346.0
(1) Not meaningful or greater than 100% change.

JETBLUE AIRWAYS CORPORATION
COMPARATIVE OPERATING STATISTICS
(unaudited)

	Three Months Ended December 31,				Twelve Months Ended December 31,
(percent changes based on unrounded numbers)	2025	2024	Percent Change		2025	2024	Percent Change
Revenue passengers (thousands)	9,718	9,942	(2.2)		39,336	40,498	(2.9)
Revenue passenger miles (RPMs) (millions)	12,935	13,273	(2.5)		53,535	54,958	(2.6)
Available seat miles (ASMs) (millions)	15,881	16,142	(1.6)		65,007	66,082	(1.6)
Load factor	81.5%	82.2%	(0.7)	pts.	82.4%	83.2%	(0.8)	pts.
Aircraft utilization (hours per day) (1)	9.7	9.8	(1.0)		9.9	10.1	(2.0)

Average fare	$211.23	$211.18	—		$211.93	$212.78	(0.4)
Yield per passenger mile (cents)	15.87	15.82	0.3		15.57	15.68	(0.7)
Passenger revenue per ASM (cents)	12.93	13.01	(0.6)		12.82	13.04	(1.7)
Operating revenue per ASM (cents) (RASM)	14.13	14.11	0.2		13.94	14.04	(0.7)
Operating expense per ASM (cents)	14.76	14.00	5.4		14.51	15.08	(3.8)
Operating expense per ASM, excluding fuel (cents) (2)	11.49	10.76	6.7		11.20	10.55	6.2

Departures	76,407	78,826	(3.1)		308,985	319,987	(3.4)
Average stage length (miles)	1,282	1,278	0.3		1,301	1,287	1.1
Average number of operating aircraft during period (1)	285	288	(1.0)		287	286	0.3
Average fuel cost per gallon	$2.51	$2.47	1.6		$2.49	$2.75	(9.3)
Fuel gallons consumed (millions)	201	206	(2.6)		826	853	(3.2)
Fuel efficiency (ASMs per fuel gallon)	79	78	1.0		79	77	1.6
Average number of full-time equivalent crewmembers	19,412	19,179	1.2		19,259	19,822	(2.8)

(1) Includes aircraft temporarily removed from service, including aircraft impacted by the Pratt & Whitney engine groundings and lack of engine availability.
(2) Refer to Note A at the end of our Earnings Release for more information on this non-GAAP financial measure.

JETBLUE AIRWAYS CORPORATION
SELECTED CONSOLIDATED BALANCE SHEET DATA
(in millions)
	December 31, 2025	December 31, 2024
	(unaudited)
Cash and cash equivalents	$1,946	$1,921
Total investment securities	531	2,025
Total assets	16,570	16,841
Total debt	8,498	8,539
Stockholders' equity	2,120	2,641

JETBLUE AIRWAYS CORPORATION
SELECTED CONSOLIDATED CASH FLOWS DATA
(in millions)
	December 31,
	2025		2024
	(unaudited)
Capital expenditures and pre-delivery deposits for flight equipment	$(1,122)	(1)	$(1,619)

(1) Capital expenditures and pre-delivery deposits for 2025 consisted of $187 million in Q1 2025, $309 million in Q2 2025, $281 million in Q3 2025, and $345 million in Q4 2025, totaling $1.1 billion year-to-date. 2025 Capital expenditures include charges related to one Airbus A321 neo XLR which JetBlue has entered into an agreement to sell. Q4 guidance of $300 million and full year guidance of $1.1 billion as of October 28, 2025 excluded this Airbus A321neo XLR.

Note A - Non-GAAP Financial Measures
We report our financial results in accordance with GAAP; however, we present certain non-GAAP financial measures in this Earnings Release. Non-GAAP financial measures are financial measures that are derived from the consolidated financial statements, but that are not presented in accordance with GAAP. We present these non-GAAP financial measures because we believe they provide useful supplemental information that enables a meaningful comparison of our results to others in the airline industry and our prior year results. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, our financial performance measures prepared in accordance with GAAP. Further, our non-GAAP information may be different from the non-GAAP information provided by other companies. The information below provides an explanation of each non-GAAP financial measure used in this Earnings Release and shows a reconciliation of certain non-GAAP financial measures used in this Earnings Release to the most directly comparable GAAP financial measures.
With respect to JetBlue’s CASM Ex-Fuel (1) and Adjusted Operating Margin (2) Guidance, JetBlue is not able to provide a reconciliation of forward-looking measures where the quantification of certain excluded items reflected in the measure cannot be calculated or predicted at this time without unreasonable efforts. In these cases, the reconciling information that is unavailable includes a forward-looking range of financial performance measures beyond our control, such as fuel costs, which are subject to many economic and political factors beyond our control. For the same reasons, we are unable to address the probable significance of the unavailable information, which could have a potentially unpredictable and potentially significant impact on our future GAAP financial results.
(1) CASM Ex-Fuel is a non-GAAP measure that excludes fuel, other non-airline operating expenses, and special items.
(2) Adjusted Operating Margin is a non-GAAP measure that excludes special items.

Operating expense per available seat mile, excluding fuel, other non-airline operating expenses, and special items ("CASM ex-fuel")
Our CASM for the relevant periods are summarized in the table below. We exclude aircraft fuel, operating expenses related to other non-airline businesses, such as Paisly (f/k/a JetBlue Travel Products) and JetBlue Technology Ventures (JBV), and special items from total operating expenses to determine Operating Expenses ex-fuel, which is a non-GAAP financial measure, and we exclude the same items from CASM to determine CASM ex-fuel, which is also a non-GAAP financial measure. We believe the impact of these special items distorts our overall trends and that our metrics are more comparable with the presentation of our results excluding such impact.
We believe Operating Expenses ex-fuel and CASM ex-fuel are useful for investors because they provide investors the ability to measure our financial performance excluding items that are beyond our control, such as fuel costs, which are subject to many economic and political factors, as well as items that are not related to the generation of an available seat mile, such as operating expense related to certain non-airline businesses and special items. We believe these non-GAAP measures are more indicative of our ability to manage airline costs and are more comparable to measures reported by other major airlines.
Special items for 2025 include severance expenses and other special items.
Special items for 2024 included Spirit-related costs, union contract costs, severance expenses, Embraer E190 fleet transition costs, and other special items.
The table below provides a reconciliation of our total operating expenses ("GAAP measure") to Operating Expenses ex-fuel, and our CASM to CASM ex-fuel for the periods presented.

NON-GAAP FINANCIAL MEASURE
RECONCILIATION OF OPERATING EXPENSE AND OPERATING EXPENSE PER ASM (CASM), EXCLUDING FUEL
(unaudited)
	Three Months Ended December 31,
	$			Cents per ASM
($ in millions; per ASM data in cents; percent changes based on unrounded numbers)	2025	2024	Percent Change	2025	2024	Percent Change
Total operating expenses	$2,344	$2,260	3.7	14.76	14.00	5.4
Less:
Aircraft fuel	503	509	(1.1)	3.17	3.15	0.6
Other non-airline expenses	15	13	16.0	0.09	0.08	17.9
Special items	1	1	44.8	0.01	0.01	47.2
Operating expenses, excluding fuel	$1,825	$1,737	5.0	11.49	10.76	6.7

	Twelve Months Ended December 31,
	$			Cents per ASM
($ in millions; per ASM data in cents; percent changes based on unrounded numbers)	2025	2024	Percent Change	2025	2024	Percent Change
Total operating expenses	$9,430	$9,963	(5.3)	14.51	15.08	(3.8)
Less:
Aircraft fuel	2,057	2,343	(12.2)	3.16	3.55	(10.8)
Other non-airline expenses	65	60	8.9	0.10	0.09	10.7
Special items	30	591	(94.9)	0.05	0.89	(94.9)
Operating expenses, excluding fuel	$7,278	$6,969	4.4	11.20	10.55	6.2

Operating Expense, Operating Income (Loss), Operating Margin, Pre-tax Loss, Pre-tax Margin, Net Loss and Loss per Share, excluding Special Items, Gain (Loss) on Investments and Gain on Debt Extinguishments
Our GAAP results in the applicable periods were impacted by charges that were deemed special items.
Special items for 2025 include severance expenses and other special items.
Special items for 2024 included Spirit-related costs, union contract costs, severance expenses, Embraer E190 fleet transition costs, and other special items.
Certain gains and losses on our investments, net were also excluded from our 2025 and 2024 GAAP results. Additionally, the gain on debt extinguishments was also excluded from our 2024 GAAP results.
We believe the impact of these items distort our overall trends and that our metrics are more comparable with the presentation of our results excluding the impact of these items. The table below provides a reconciliation of our GAAP reported amounts to the non-GAAP amounts excluding the impact of these items for the periods presented.

NON-GAAP FINANCIAL MEASURE
RECONCILIATION OF OPERATING EXPENSE, OPERATING INCOME (LOSS), OPERATING MARGIN, PRE-TAX LOSS, PRE-TAX MARGIN, NET LOSS, LOSS PER SHARE, EXCLUDING SPECIAL ITEMS, GAIN (LOSS) ON INVESTMENTS AND GAIN ON DEBT EXTINGUISHMENTS
(unaudited, in millions)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Total operating revenues	$2,244	$2,277	$9,062	$9,279

RECONCILIATION OF OPERATING EXPENSE
Total operating expenses	$2,344	$2,260	$9,430	$9,963
Less: Special items	1	1	30	591
Total operating expenses excluding special items	$2,343	$2,259	$9,400	$9,372

RECONCILIATION OF OPERATING INCOME (LOSS)
Operating income (loss)	$(100)	$17	$(368)	$(684)
Add back: Special items	1	1	30	591
Operating income (loss) excluding special items	$(99)	$18	$(338)	$(93)

RECONCILIATION OF OPERATING MARGIN
Operating margin	(4.5)%	0.7%	(4.1)%	(7.4)%

Operating income (loss) excluding special items	$(99)	$18	$(338)	$(93)
Total operating revenues	2,244	2,277	9,062	9,279
Adjusted operating margin	(4.4)%	0.8%	(3.7)%	(1.0)%

RECONCILIATION OF PRE-TAX LOSS
Loss before income taxes	$(213)	$(82)	$(774)	$(897)
Add back: Special items	1	1	30	591
Less: Gain (loss) on investments, net	6	(1)	18	(27)
Less: Gain on debt extinguishments	—	—	—	22
Loss before income taxes excluding special items, gain (loss) on investments and gain on debt extinguishments	$(218)	$(80)	$(762)	$(301)

RECONCILIATION OF PRE-TAX MARGIN
Pre-tax margin	(9.5)%	(3.6)%	(8.5)%	(9.7)%

Loss before income taxes excluding special items	$(218)	$(80)	$(762)	$(301)
Total operating revenues	2,244	2,277	9,062	9,279
Adjusted pre-tax margin	(9.7)%	(3.5)%	(8.4)%	(3.2)%

RECONCILIATION OF NET LOSS
Net loss	$(177)	$(44)	$(602)	$(795)
Add back: Special items	1	1	30	591
Less: Income tax benefit related to special items (1)	—	30	7	45
Less: Gain (loss) on investments, net	6	(1)	18	(27)
Less: Income tax benefit (expense) related to gain (loss) on investments, net	(1)	—	(4)	6
Less: Gain on debt extinguishments	—	—	—	22
Less: Income tax expense related to gain on debt extinguishments	—	—	—	(5)
Net loss excluding special items, gain (loss) on investments and gain on debt extinguishments	$(181)	$(72)	$(593)	$(245)
(1) Fourth quarter 2024 income tax benefit relates to a reassessment of the valuation allowance related to the tax impact of the Spirit transaction costs originally recorded in March 2024 due to the termination of the Merger Agreement.

NON-GAAP FINANCIAL MEASURE
RECONCILIATION OF OPERATING EXPENSE, OPERATING INCOME (LOSS), OPERATING MARGIN, PRE-TAX LOSS, PRE-TAX MARGIN, NET LOSS, LOSS PER SHARE, EXCLUDING SPECIAL ITEMS, GAIN (LOSS) ON INVESTMENTS AND GAIN ON DEBT EXTINGUISHMENTS (CONTINUED)
(unaudited)

	Three Months Ended December 31,		Twelve months ended December 31,
CALCULATION OF LOSS PER SHARE	2025	2024	2025	2024
Loss per common share
Basic	$(0.48)	$(0.13)	$(1.66)	$(2.30)
Add back: Special items	—	—	0.08	1.71
Less: Income tax benefit related to special items (1)	—	0.08	0.02	0.13
Less: Gain (loss) on investments, net	0.01	—	0.05	(0.08)
Less: Income tax benefit (expense) related to gain (loss) on investments, net	—	—	(0.01)	0.02
Less: Gain on debt extinguishments	—	—	—	0.06
Less: Income tax expense related to gain on debt extinguishments	—	—	—	(0.01)
Basic excluding special items, gain (loss) on investments and gain on debt extinguishments	$(0.49)	$(0.21)	$(1.64)	$(0.71)

Loss per common share
Diluted	$(0.48)	$(0.13)	$(1.66)	$(2.30)
Add back: Special items	—	—	0.08	1.71
Less: Income tax benefit related to special items (1)	—	0.08	0.02	0.13
Less: Gain (loss) on investments, net	0.01	—	0.05	(0.08)
Less: Income tax benefit (expense) related to gain (loss) on investments, net	—	—	(0.01)	0.02
Less: Gain on debt extinguishments	—	—	—	0.06
Less: Income tax expense related to gain on debt extinguishments	—	—	—	(0.01)
Diluted excluding special items, gain (loss) on investments and gain on debt extinguishments	$(0.49)	$(0.21)	$(1.64)	$(0.71)
(1) Fourth quarter 2024 income tax benefit relates to a reassessment of the valuation allowance related to the tax impact of the Spirit transaction costs originally recorded in March 2024 due to the termination of the Merger Agreement.

CONTACTS
JetBlue Investor Relations
Tel: +1 718 709 2202
ir@jetblue.com

JetBlue Corporate Communications
Tel: +1 718 709 3089
corpcomm@jetblue.com